Exhibit 3.1

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
05/04/2012	201212500003	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	100,050.00	300.00		.00	5.00

Receipt

This is not a bill. Please do not remit payment.

C.T. CORPORATION SYSTEM
JAMES H. TANKS, III
4400 EASTON COMMONS WAY, SUITE 125
COLUMBUS, OH 43219

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jon Husted

2010806

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

COMMUNITY CHOICE FINANCIAL INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES	201212500003

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 4th day of May, A.D. 2012.
United States of America	/s/ Jon Husted
State of Ohio
Office of the Secretary of State	Ohio Secretary of State

RECEIVED
SECRETARY OF STATE

2012 MAY -4 AM 8:03

CLIENT SERVICE CENTER

Form 540 Prescribed by:	Mail this form to one of the following:
JON HUSTED
Ohio Secretary of State	Regular Filing (non expedite)
P.O. Box 1329
Central Ohio: (614) 466-3910	Columbus, OH 43216
Toll Free: (877) SOS-FILE (767-3453)
www.OhioSecretaryofState.gov Busserv@OhioSecretaryofState.gov	Expedite Filing (Two-business day processing time requires an additional $100.00).
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment

(For-Profit, Domestic Corporation)
Filing Fee: $50

Check appropriate box:

☒ Amendment to existing Articles of Incorporation (125-AMDS)

☐ Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation	Community Choice Financial Inc.

Charter Number	2010806

Check one box below and provide information as required:

☐            The articles are hereby amended by the Incorporators. Pursuant to Ohio Revised Code section 1701.70(A), Incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☐            The articles are hereby amended by the Directors. Pursuant to Ohio Revised Code section 1701.70 (A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.)

☒          The articles are hereby amended by the Shareholders pursuant to Ohio Revised Code section 1701.71.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required

Must be signed by all Incorporators, if amended by Incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box.	/s/ Bridgette C. Roman
Signature

By (if applicable)

If authorized representative is a business entity, not an individual, then please print the business name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the “Print Name” box.

Bridgette C. Roman
Print Name

Signature

By (if applicable)

Print Name

AMENDMENT TO ARTICLES OF INCORPORATION
OF COMMUNITY CHOICE FINANCIAL INC.

RESOLVED, that Article FOURTH, Section 1 of the Articles of Incorporation of Community Choice Financial Inc. is hereby amended in its entirety to read as follows:

Section 1.    The aggregate number of shares which the Corporation is authorized to issue shall be Three Hundred Three Million (303,000,000), consisting of Three Hundred Million (300,000,000) common shares, par value $0.01 per share (“Common Shares”), and Three Million (3,000,000) preferred shares, par value $0.01 per share (“Preferred Shares”).

Upon this amendment (this “Amendment”) becoming effective (the “Effective Time”), each Common Share issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall be and automatically is changed into 6 Common Shares, and each certificate that theretofore represented Common Shares shall thereafter represent such number of Common Shares into which the Common Shares represented by such certificate have been changed into.”

This Amendment shall become effective upon filing with the Secretary of State of the State of Ohio.

Exhibit A

AMENDMENT TO ARTICLES OF INCORPORATION
OF COMMUNITY CHOICE FINANCIAL INC.

RESOLVED, that Article FOURTH, Section 1 of the Articles of Incorporation of Community Choice Financial Inc. is hereby amended in its entirety to read as follows:

Section 1.    The aggregate number of shares which the Corporation is authorized to issue shall be Three Hundred Three Million (303,000,000), consisting of Three Hundred Million (300,000,000) common shares, par value $0.01 per share (“Common Shares”), and Three Million (3,000,000) preferred shares, par value $0.01 per share (“Preferred Shares”).

Upon this amendment (this “Amendment”) becoming effective (the “Effective Time”), each Common Share issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall be and automatically is changed into 6 Common Shares, and each certificate that theretofore represented Common Shares shall thereafter represent such number of Common Shares into which the Common Shares represented by such certificate have been changed into.”

This Amendment shall become effective upon filing with the Secretary of State of the State of Ohio.

COMMUNITY CHOICE FINANCIAL INC.

Written Action of the Shareholders Without a Meeting

April 30, 2012

Pursuant to Section 1701.54 of the Ohio Revised Code, the following actions are taken by all of the shareholders (the “Shareholders”) of Community Choice Financial Inc., an Ohio corporation (the “Company”), by unanimous written consent without a meeting, effective as of April 30, 2012. Such actions are taken with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the Shareholders.

Approval of Amendment to Articles of Incorporation

WHEREAS, in connection with the Company’s initial public offering (the “IPO”), the Board of Directors (the “Board”) of the Company has recommended adopting an amendment to the Articles of Incorporation of the Company (the “Articles of Incorporation”) in the form attached as Exhibit A hereto (the “Amendment”).

NOW THEREFORE BE IT RESOLVED, that pursuant to Section 1701.69 of the Ohio Revised Code, the Shareholders hereby adopt and approve the Amendment;

FURTHER RESOLVED, that the officers of the Company are, and each of them hereby is, authorized, empowered and directed to execute and acknowledge the Amendment for and on behalf and in the name of the Company;

FURTHER RESOLVED, that the officers of the Company are, and each of them hereby is, authorized, empowered and directed to file the Amendment with the Secretary of State of the State of Ohio;

FURTHER RESOLVED, that, at any time prior to the filing of the Amendment with the Secretary of State of the State of Ohio, the Board may abandon the Amendment without further action by the Shareholders; and

FURTHER RESOLVED, that the number of shares of Common Shares (as defined in the Articles of Incorporation) underlying any convertible or derivative securities of the Company, and any equity-based grants and awards granted thereunder, will be equitably adjusted as necessary to reflect the split described in the Amendment.

Adjustment to Exercise Price of Certain Options

WHEREAS, pursuant to the Company’s 2011 Management Equity Incentive Plan, as amended to date (the “2011 Plan”), on February 13, 2012, certain of the Company’s employees were granted nonqualified Options (as defined in the 2011 Plan) as described on Exhibit B hereto (the “February Options”);

WHEREAS, the February Options were granted with an Exercise Price of $119.68 per Share (the terms “Exercise Price” and “Share” are used herein as defined in the 2011 Plan) (the “Original Exercise Price”);

WHEREAS, the Original Exercise Price for the February Options does not take into account any stock split or similar transaction that the Company has engaged in or may engage in prior to consummating the IPO;

WHEREAS, in furtherance of the 2011 Plan’s stated purposes to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company and its subsidiaries, and to promote the success of the Company’s business, the Board has deemed it advisable and in the Company’s best interest to amend the terms of the February Options solely to lower the Original Exercise Price for the February Options, as more fully described below (“Reprice the February Options”);

WHEREAS, the Compensation Committee of the Board (the “Committee”) has the authority under the 2011 Plan to Reprice the February Options without the consent of Participants (as defined in the 2011 Plan) holding the February Options because such modification to the February Options will not impair the Participant’s rights or increase the Participant’s obligations under the February Options, will not impair the economic value of the February Options and will not adversely affect in any material respect the rights granted to any Participant under the February Options;

WHEREAS, the Committee has determined to Reprice the February Options, effective on the date on which the public offering price for Common Shares (the “IPO Price”) for the IPO is determined by the Company (the “Pricing Date”), as long as the IPO is consummated within 10 business days after the Pricing Date and not later than December 31, 2012, so that the Exercise Price for the February Options on and after the Pricing Date (the “New Exercise Price”) is the IPO Price;

WHEREAS, the New Exercise Price for the February Options does take into account any stock split or similar transaction that the Company has engaged in or may engage in prior to consummating the IPO, including the stock split contemplated by the Amendment;

WHEREAS, the Committee has determined in good faith that the New Exercise Price will represent the fair value of the Common Shares as of the Pricing Date; and

WHEREAS, Mr. Saunders, a member of the Board, has disclosed to the Board that he holds a total of 14,409 February Options, the Original Exercise Price of which will be reduced as a result of the actions contemplated herein and the Board has acknowledged that the actions contemplated herein will personally benefit Mr. Saunders.

NOW, THEREFORE, BE IT RESOLVED, that the Shareholders hereby ratify and approve the Committee’s action by which the Original Exercise Price for each of the February Options described on Exhibit B hereto was modified to equal, effective on the Pricing Date as long as the IPO is consummated within 10 business days after the Pricing Date and not later than December 31, 2012, the New Exercise Price, and the Shareholders hereby acknowledge that no further action on the part of the Shareholders, the Board or the Committee or any holder of the February Options will be required to effect such modification;

FURTHER RESOLVED that the Shareholders hereby approve and ratify the Committee’s determination that the New Exercise Price will represent the fair value of the Common Shares as of the Pricing Date;

FURTHER RESOLVED, that the Shareholders hereby approve and ratify the Committee’s action authorizing the officers of the Company to prepare a written communication to each holder of the February Options, in such form and substance as determined by such officers (the “Communication”), that informs such holder of the New Exercise Price for the February Options, and the Shareholders hereby acknowledge that the Communication shall be an amendment to the award agreement evidencing such holder’s February Options;

FURTHER RESOLVED, that the officers of the Company are, and each of them hereby is, authorized for and on behalf of the Company to execute and deliver, with such additions, deletions, changes or modifications as such officers executing the same shall approve, any agreements or other documents necessary or desirable to effect the Committee’s action to Reprice the February Options, with such execution and delivery to conclusively evidence the authorization and approval thereof by the Committee, and are each hereby authorized and empowered to cause the Company to perform its obligations and exercise its rights related to the February Options, and to take any other action and make any such filings as such officer deems necessary or desirable in connection with the Committee’s action to Reprice the February Options, and the consummation of the transactions contemplated thereby and by the above resolutions;

FURTHER RESOLVED, that any actions previously taken or caused to be taken by any of the officers of the Company in connection with any of the matters contemplated by the foregoing resolutions are hereby acknowledged to be duly authorized acts performed on behalf of the Company and are hereby ratified, confirmed and adopted as such;

FURTHER RESOLVED, that if in connection with any action authorized by the foregoing resolutions any particular form of resolutions shall be required by governmental authorities or others, such form of resolutions shall be deemed to be adopted, and any officer of the Company may certify the same to have been duly adopted as of the date of this Action by Unanimous Written Consent and to be in full force and effect, provided that the officer of the Company certifying the same shall cause a copy of such resolutions to be inserted in the corporate records of the Company; and

FURTHER RESOLVED, that this Action by Unanimous Written Consent may be executed in two or more counterparts, each of which may be deemed an original, but all of which together, when filed in the corporate records of the Company, shall be deemed one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Shareholders of the Company hereby consent to, and approve and adopt, the foregoing resolutions effective as of the last date of execution set forth below.

Diamond Castle Partners IV, L.P.

/s/ [ILLEGIBLE]	Date:	April 30, 2012
By:

Diamond Castle Partners IV-A, L.P.

/s/ [ILLEGIBLE]	Date:	April 30, 2012
By:

Deal Leaders Fund L.P.

/s/ [ILLEGIBLE]	Date:	April 30, 2012
By:

#2010806

UNITED STATES OF AMERICA,

STATE OF OHIO,

OFFICE OF THE SECRETARY OF STATE

I, Jon Husted, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 9 pages, as taken from the original record now in my official custody as Secretary of State.

WITNESS my hand and official seal at Columbus, Ohio, this 25th day of May A.D. 2012.

/s/ Jon Husted
JON HUSTED
Secretary Of State

By:	[ILLEGIBLE]

NOTICE: This is an official certification only when reproduced in red ink

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
04/07/2011	201109700017	DOMESTIC ARTICLES/FOR PROFIT (ARF)	22,600.00	300.00		.00	.00

Receipt

This is not a bill. Please do not remit payment.

SCHOTTENSTEIN, ZOX, DUNN

250 WEST STREET, SUITE 700

COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jon Husted

2010806

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

COMMUNITY CHOICE FINANCIAL INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC ARTICLES/FOR PROFIT	201109700017

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 6th day of April, A.D. 2011.
United States of America	/s/ Jon Husted
State of Ohio
Office of the Secretary of State	Ohio Secretary of State

1

RECEIVED
SECRETARY OF STATE

2011 APR -6 PM 4:07

CLIENT SERVICE CENTER

Prescribed by: Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One) Mail Form to one of the Following:
	☒ Yes	PO Box 1390
www.sos.state.oh.us		Columbus, OH 43216
e-mail: busserv@sos.state.oh.us	*** Requires an additional fee of $100 ***
	☐ No	PO Box 670
Columbus, OH 43216

INITIAL ARTICLES OF INCORPORATION

(For Domestic Profit or Nonprofit)

Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)

(1)	☒	Articles of Incorporation Profit	(2)	☐	Articles of Incorporation Nonprofit	(3)	☐	Articles of Incorporation Professional (170-ARP)
		(113-ARF)			(114-ARN)			Profession
		ORC 1701			ORC 1702			ORC 1785

Complete the general information in this section for the box checked above.

FIRST:	Name of Corporation	Community Choice Financial Inc.

SECOND:	Location	Dublin	Union
		(City)	(County)

Effective Date (Optional)			Date specified can be no more than 90 days after date of filing. If a date is
		(mm/dd/yyyy)	specified, the date must be a date on or after the date of filing.

☒ Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:	Purpose for which corporation is formed

See attached.

Complete the information in this section if box (1) or (3) is checked.

FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or
preferred and their par value if any)	see attached
	(No. of Shares)	(Type)	(Par Value)

(Refer to instructions if needed)

2

Completing the information in this section is optional

FIFTH: The following are the names and addresses of the individuals who are to serve as initial Directors.

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated
(signed) by an authorized
representative	/s/ Bridgette C. Roman	4/6/11
(See Instructions)	Authorized Representative	Date

Bridgette C. Roman
(print name)

	Authorized Representative	Date

(print name)

	Authorized Representative	Date

(print name)

3

Complete the information in this section if box (1) (2) or (3) is checked.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of Community Choice Financial Inc. hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

Mercury Agent Company
(Name)

250 West Street, Suite 700
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Columbus	,Ohio	43215
(City)		(Zip Code)

Must be authenticated by an authorized representative	/s/ [ILLEGIBLE]	4-6-11
	Authorized Representative	Date

	Authorized Representative	Date

	Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The Undersigned, Mercury Agent Company, named herein as the Statutory agent for, Community Choice Financial Inc., hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:	/s/ Heidi Bowman
(Statutory Agent).
Heidi Bowman, Secretary to Mercury Agent Company

4

COMMUNITY CHOICE FINANCIAL INC.

ATTACHMENT TO ARTICLES OF INCORPORATION

THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code.

FOURTH:

Section 1.                                  The aggregate number of shares which the Corporation is authorized to issue shall be Eight Million (8,000,000), consisting of Five Million (5,000,000) common shares, par value $0.01 per share (“Common Shares”), and Three Million (3,000,000) preferred shares, par value $0.01 per share (“Preferred Shares”).

Section 2.                                  The express terms and provisions of the Common Shares are as follows:

(a)                                  The rights of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares, in the manner and to the extent provided in this Article Fourth.

(b)                                 The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Subject to the restrictions or limitations contained in the express terms and provisions of all shares ranking senior to the Common Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on all shares ranking senior to the Common Shares with respect to the payment of dividends, but only when and as determined by the Board of Directors of the Corporation.

(c)                                  The Common Shares shall rank junior to the Preferred Shares with respect to payment upon the dissolution, liquidation or sale of all or substantially all of the assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all of the assets of the Corporation, after there shall have been paid to or set apart for holders of all shares ranking senior to the Common Shares the full preferential amounts to which they are respectively entitled, the holders of the Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to the Corporation’s shareholders.

(d)                                 The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

Section 3.                                  The Board of Directors of the Corporation shall have the authority by resolution to issue Preferred Shares from time to time on such terms as the Board of Directors may determine, by adoption of amendments to these Articles of Incorporation, and to divide the Preferred Shares into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the Preferred Shares of such series:

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(a)                                  the distinctive designation of such series, the number of Preferred Shares which shall constitute such series, which number may be increased or decreased (but not below the number of Preferred Shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

(b)                                 the dividend rate, the times of payment of dividends on the Preferred Shares of such series, whether dividends shall be cumulative or noncumulative, and, if cumulative, from what date or dates, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or of any other series of Preferred Shares;

(c)                                  the price or prices at which, and the terms and conditions on which, the Preferred Shares of such series may be redeemed;

(d)                                 whether or not the Preferred Shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such Preferred Shares or for dividends or distributions on such Preferred Shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(e)                                  whether or not the Preferred Shares of such series shall be convertible into, or exchangeable for, any other shares of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(f)                                    the rights of Preferred Shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(g)                                 whether or not the Preferred Shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the Preferred Shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on a parity with or ranking junior to the Preferred Shares of such series as to dividends or distributions, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on a parity with or ranking junior to the Preferred Shares of such series in any respect;

(h)                                 whether the Preferred Shares of such series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be full or limited; and

(i)                                     any other powers, designations, preferences and relative, participating, optional or other special rights of the Preferred Shares of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

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The powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Shares at any time outstanding. All Preferred Shares of any one series shall be identical in all respects with all other Preferred Shares of such series, except that Preferred Shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

SIXTH: The Board of Directors of the Corporation shall have the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by the Corporation, (B) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by these Articles of Incorporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by these Articles of Incorporation. The Corporation shall have the right to repurchase shares of any class or series issued by the Corporation, if and when any shareholder desires to sell such shares or on the happening of any event requiring any shareholder to sell such shares. The authority granted in this Article Sixth shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the Corporation or authorized by these Articles of Incorporation.

SEVENTH: No holder of any shares of the Corporation shall have the right to vote cumulatively in the election of directors.

EIGHTH:

Section 1.                                            Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares of the Corporation entitling them to exercise a designated proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares of the Corporation, such action, unless otherwise expressly required by statute, these Articles of Incorporation or the Regulations of the Corporation, may be taken by the vote, consent, waiver or release of the holders of shares of the Corporation entitling them to exercise not less than a majority of the voting power of the Corporation or of such class or classes of shares of the Corporation.

Section 2.                                            These Articles of Incorporation may be amended at a meeting of shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation on such proposal, unless otherwise expressly required by statute, and by the affirmative vote of shares of any particular class that is required by these Articles of Incorporation or by statute.

Section 3.                                            The Regulations of the Corporation may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation on such proposal. In addition, unless a provision of the Ohio Revised Code reserves such

7

authority to shareholders of the Corporation, the Regulations of the Corporation may be amended, or new regulations may be adopted, by the directors of the Corporation; provided, however, that the foregoing shall not divest shareholders of the Corporation of the power, or limit the shareholders’ power, to amend the Regulations of the Corporation or adopt new regulations.

NINTH: At each meeting of the shareholders for the election of directors, a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the nominees receiving the greatest number of votes shall be elected to the Board of Directors at any such meeting of the shareholders for which (A) the secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for directors set forth in Section 1.09 and Section 1.11 of Article I of the Regulations of the Corporation and (B) such nomination has not been withdrawn by such shareholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders. Directors need not be shareholders.

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#2010806

UNITED STATES OF AMERICA,

STATE OF OHIO,

OFFICE OF THE SECRETARY OF STATE

I, Jon Husted, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 8 pages, as taken from the original record now in my official custody as Secretary of State.

WITNESS my hand and official seal at Columbus, Ohio, this 25th day of May A.D. 2012.

/s/ Jon Husted
JON HUSTED
Secretary Of State

By:	/s/ [ILLEGIBLE]

NOTICE: This is an official certification only when reproduced in red ink